Filed pursuant to Rule 424(b)(7)
Registration No. 333-220339

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per security(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)
Common Stock, par value $0.001 per share	1,825,406	$16.24	$29,644,593.44	$3,592.92

(1)
All 1,825,406 shares of common stock registered pursuant to this registration statement are to be offered by the selling stockholders named herein. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of the common stock of Kratos Defense & Security Solutions, Inc. (the “Company”) as may be issuable with respect to the shares being registered hereunder to prevent dilution by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. The offering price per share and aggregate offering price are based upon the average of the high and low prices per share of the Company’s common stock, as reported on the NASDAQ Global Select Market, on March 8, 2019, a date within five business days prior to the filing of this prospectus supplement.

(3)
Calculated in accordance with Rule 457(r) of the Securities Act. Payment of the registration fee at the time of filing of the registrant’s Registration Statement on Form S-3ASR, filed with the Securities and Exchange Commission (the “SEC”) on September 5, 2017 (File No. 333-220339) (the “Registration Statement”), was deferred pursuant to Rules 456(b) and 457(r) under the Securities Act. This table shall be deemed to update the “Calculation of Registration Fee” table in the Registration Statement.

Prospectus supplement
(to prospectus dated September 5, 2017)
1,825,406 shares

Common Stock
This prospectus supplement relates to the offer and sale from time to time by the selling stockholders named herein of up to 1,825,406 shares of common stock, par value $0.001 per share (the “Common Stock”), of Kratos Defense & Security Solutions, Inc. (the “Company”). We are registering the resale of the shares of Common Stock covered by this prospectus supplement as required by the terms of the Purchase Agreement that we entered into with the selling stockholders on February 27, 2019 (the “Purchase Agreement”).
Our registration of the shares of Common Stock covered by this prospectus supplement does not mean that the selling stockholders will offer or sell any of the shares. The selling stockholders may offer and sell or otherwise dispose of the shares of Common Stock described in this prospectus supplement from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. See “Plan of Distribution” beginning on page S-11 for more information.
We will not receive any of the proceeds from the sale of shares of Common Stock by the selling stockholders.
The selling stockholders will pay all underwriting discounts and selling commissions, if any, in connection with the sale of the shares of Common Stock. We have agreed to pay certain expenses in connection with this prospectus supplement. As of the date of this prospectus supplement, no underwriter or other person has been engaged to facilitate the sale of shares of Common Stock in this offering.
You should read this prospectus supplement, the accompanying prospectus and any related free writing prospectus carefully before you invest.
Our Common Stock is listed on the NASDAQ Global Select Market under the symbol “KTOS.” On March 8, 2019, the last reported sale price of our Common Stock on the NASDAQ Global Select Market was $16.28.
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Investing in our Common Stock involves a high degree of risk. Please read “Risk factors” beginning on page S-4 of this prospectus supplement, on page 4 of the accompanying prospectus and in the documents incorporated or deemed incorporated by reference into this prospectus supplement before investing in our Common Stock.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.
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Prospectus Supplement dated March 11, 2019.

About this prospectus supplement
This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. This document is in two parts. The first part is this prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference, provides more general information. Generally, when we refer to this “prospectus,” we are referring to both parts of this document combined. We urge you to carefully read this prospectus supplement and the accompanying prospectus, and the documents incorporated by reference herein and therein, before buying any of the securities being offered under this prospectus supplement. This prospectus supplement may add to or update information contained in the accompanying prospectus and the documents incorporated by reference therein. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein that were filed before the date of this prospectus supplement, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference therein.
You should rely only on the information contained in this prospectus supplement and the accompanying prospectus, or incorporated by reference herein or therein. No selling stockholder or other person, including us, has authorized anyone to give you any information or to represent anything not contained in this prospectus supplement and the accompanying prospectus. Neither we nor the selling stockholders have authorized anyone to provide you with information that is different from such information. You should not rely on any unauthorized information or representation. Neither we nor the selling stockholders (nor their affiliates) take any responsibility for, or can provide any assurance as to the reliability of, any information other than the information contained in this prospectus supplement and the accompanying prospectus, or incorporated by reference herein or therein. This prospectus supplement is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front of the applicable document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or the accompanying prospectus, or any sale of a security. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.
The distribution of this prospectus supplement and the issuance of the Common Stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the issuance of the Common Stock and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, the Common Stock offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
It is important for you to read and consider all of the information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. To understand the offering fully and for a more complete description of the offering you should read this entire document carefully, including particularly the “Risk Factors” section beginning on page S-4. You also should read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find Additional Information” and “Incorporation of Certain Documents by Reference”.
Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement to “the Company,” “we,” “us,” “our” and “Kratos” refer to Kratos Defense & Security Solutions, Inc., a Delaware corporation, and its consolidated subsidiaries.

Prospectus supplement summary
This summary is not complete and does not contain all of the information that you should consider before investing in the securities offered by this prospectus supplement. You should read this summary together with the entire prospectus supplement and the accompanying prospectus, including our consolidated financial statements, the notes to those consolidated financial statements, our Annual Report on Form 10-K for the fiscal year ended December 30, 2018, and the other documents that are incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. See “Risk factors” beginning on page S-4 of this prospectus supplement for a discussion of the risks involved in investing in our securities.
Kratos Defense & Security Solutions, Inc.
Our business
Kratos is a government contractor at the forefront of the U.S. Department of Defense’s (the “DoD”) recapitalization of strategic weapon systems to address peer and near peer threats and its related Rapid Innovation Initiatives. Kratos is a leading technology, intellectual property, proprietary product and system company focused on the U.S. and its allies’ national security. Kratos is a recognized industry leader in the rapid development, demonstration and fielding of high technology systems and products at an affordable cost. A key element of our business plan is to make Company-funded investments related to key platforms, products and systems, so that we own the related intellectual property, providing us designed in, sole and single source positions with our offerings. We are an industry leader in high performance, jet powered, unmanned aerial drone target systems used to test weapon systems and to train the warfighter and a provider of high performance unmanned combat aerial systems for force multiplication and amplification. We are also an industry leader in space and satellite communications, microwave electronics, cyber security/warfare, missile defense, C5ISR and training systems. Our workforce is primarily engineering and technically oriented with a significant number of employees holding national security clearances. Much of our work is performed at customer locations or in a secure facility. Our primary end customers are national and homeland security related agencies. We believe that our technology, intellectual property, proprietary products and designed-in positions on our customers’ programs, platforms and systems, and our ability to rapidly develop, demonstrate and field affordable leading technology systems gives us a competitive advantage and creates a high barrier to entry into our markets. Our entire organization is focused on executing our strategy of becoming the leading technology and intellectual property based company in our industry.
Purchase agreement
The following is a summary of the transactions relating to the securities being registered hereunder.
On February 27, 2019, the Company entered into a Purchase Agreement (the “Purchase Agreement”) to acquire 80.1% of the issued and outstanding membership interests of FTT CORE, LLC, a Delaware limited liability company, and 80.1% of the issued and outstanding shares of Florida Turbine Technologies, Inc., a Florida corporation (“FTT Inc.”). Pursuant to the Purchase Agreement and the other agreements contemplated thereby, on February 27, 2019, the Company issued 1,825,406 shares of Common Stock to the selling stockholders. Pursuant to the Purchase Agreement, we agreed to register the sale or other disposition of the shares of Common Stock issued to the selling stockholders. On February 28, 2019, FTT CORE, LLC was converted into a Delaware corporation and the name was changed to KTT CORE, Inc. (“KTT Core”).
Our corporate information
We were initially incorporated in the state of New York in 1994, commenced operations in 1995 and were reincorporated in Delaware in 1998. On September 12, 2007, we changed our name from Wireless Facilities, Inc. to Kratos Defense & Security Solutions, Inc. Our executive offices are located at 10680 Treena Street, Suite 600, San Diego, California 92131, and our telephone number is (858) 812‑7300. We maintain an Internet website at www.kratosdefense.com. Information contained in or accessible through our website does not constitute part of this prospectus supplement.

The offering

Securities offered	1,825,406 shares of Common Stock.
Selling Stockholders	All of the shares of Common Stock are being offered by the selling stockholders identified in the section titled “The Selling Stockholders” beginning on page S-8 of this prospectus supplement.
Use of Proceeds	We will not receive any of the proceeds from sales of shares of Common Stock by the selling stockholders.
NASDAQ Global Select Market Symbol	KTOS
Risk Factors
In analyzing an investment in the shares of Common Stock being offered pursuant to this prospectus supplement, you should carefully consider, along with other matters included or incorporated by reference in this prospectus supplement or the accompanying prospectus, the information set forth under “Risk Factors” beginning on page S-4 of this prospectus supplement and the risks discussed in the documents incorporated by reference in this prospectus supplement, as they may be amended, updated or modified periodically in our reports filed with the SEC.

Risk factors
Investment in our Common Stock involves risks. Prior to making a decision about investing in our Common Stock, you should consider carefully all of the information included and incorporated by reference or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus, including the risk factors incorporated by reference herein from our Annual Report on Form 10-K for the year ended December 30, 2018, filed with the SEC on February 28, 2019, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus supplement and that are incorporated by reference herein, in the accompanying prospectus, in any applicable prospectus supplement or any free writing prospectus. Each of these risk factors could have a material adverse effect on our business, results of operations, financial position or cash flows, which may result in the loss of all or part of your investment. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also impair our business operations. If any of these risks actually occur, our business and financial results could be harmed. In that case, the trading price of our Common Stock or other securities could decline.

Special note regarding forward-looking information
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed in or implied by the forward-looking statements. Forward-looking statements may include, but are not limited to, statements relating to our future financial performance, the growth of the market for our services, and expansion plans and opportunities. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of such terms or other comparable terminology.
The forward-looking statements contained in this prospectus supplement reflect our current views about future events, are based on assumptions, and are subject to known and unknown risks and uncertainties. Many important factors could cause actual results or achievements to differ materially from any future results or achievements expressed in or implied by our forward-looking statements, including the factors listed below. Many of the factors that will determine future events or achievements are beyond our ability to control or predict. Certain of these are important factors that could cause actual results or achievements to differ materially from the results or achievements reflected in our forward-looking statements, including, but not limited to:

•
risks to our business and financial results related to the reductions and other spending constraints imposed on the U.S. Government and our other customers, including as a result of sequestration, the federal budget deficit and federal government shut-downs;

•	risks of adverse regulatory action or litigation;

•	risks associated with debt leverage;

•	risks that our cost-cutting initiatives will not provide the anticipated benefits;

•	risks that changes, cutbacks or delays in spending by the DoD may occur, which could cause delays or cancellations of key government contracts;

•	risks of delays to or the cancellation of our projects as a result of protest actions submitted by our competitors;

•	risks that changes may occur in federal government (or other applicable) procurement laws, regulations, policies and budgets;

•
risks of the availability of government funding for the Company’s products and services due to performance, cost growth, or other factors, changes in government and customer priorities and requirements (including cost-cutting initiatives, the potential deferral of awards, terminations or reduction of expenditures to respond to the priorities of Congress and the Administration, or budgetary cuts resulting from Congressional committee recommendations or automatic sequestration under the Budget Control Act of 2011);

•	risks of increases in the federal government initiatives related to in-sourcing;

•	risks related to security breaches, including cybersecurity attacks and threats or other significant disruptions of our information systems, facilities and infrastructures;

•	risks related to our compliance with applicable contracting and procurement laws, regulations and standards;

•	risks relating to contract performance;

•	risks related to failure of our products or services;

•	risks associated with our subcontractors’ or suppliers’ failure to perform their contractual obligations, including the appearance of counterfeit or corrupt parts in our products;

•	risks related to changes in the competitive environment (including as a result of bid protests);

•	risks related to our failure to successfully integrate acquired operations, including KTT Core and FTT Inc., and competition in the marketplace, which could reduce revenues and profit margins;

•
risks that anticipated tax benefits will not be realized in accordance with our expectations; risks that a change in ownership of our stock could cause further limitation to the future utilization of our net operating losses;

•	risks that the current economic environment will adversely impact our business; and

•	risks related to natural disasters or severe weather.
The forward-looking statements contained in this prospectus supplement reflect our views and assumptions only as of the date of this prospectus supplement. You should not place undue reliance on forward-looking statements. Except as required by law, we assume no responsibility for updating any forward-looking statements nor do we intend to do so. Our actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. The risks included in this section are not exhaustive. There may be other factors that could cause actual results to differ materially from those described in the forward-looking statements, including those described in the sections entitled “Risk factors” beginning on page S-4 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” appearing in Part II, Item 7 of our Annual Report on Form 10-K for the fiscal year ended December 30, 2018, incorporated herein by reference.

Use of proceeds
We will receive no proceeds from the sale of the Common Stock by the selling stockholders. The selling stockholders will pay any discounts, selling commissions and stock transfer taxes applicable to their sale of the Common Stock and, except as set forth below, any fees and expenses of their counsel and accountants related to the selling stockholders’ sale or distribution of the Common Stock. We will bear all other costs, fees and expenses incurred in effecting the registration of the Common Stock covered by this prospectus supplement. These may include, without limitation, all registration, filing and listing fees, printing expenses, blue sky fees and expenses, any fees and expenses of our counsel and accountants and fees and expenses of one counsel to the selling stockholders (such fees and expenses of counsel not to exceed $15,000).

The selling stockholders
This prospectus supplement relates to the resale by the selling stockholders named below, from time to time, of up to 1,825,406 shares of our Common Stock issued to the selling stockholders as described above under the heading “Prospectus Supplement Summary—Purchase Agreement.”
We do not know when or in what amounts the selling stockholders may sell or otherwise dispose of the shares covered hereby. The selling stockholders might not sell any or all of the shares covered by this prospectus supplement or may sell or dispose of some or all of the shares other than pursuant to this prospectus supplement. Because the selling stockholders may not sell or otherwise dispose of some or all of the shares covered by this prospectus supplement and because there are currently no agreements, arrangements or understandings with any person to sell or distribute their shares, we cannot estimate the number of the shares that will be held by the selling stockholders after completion of the offering. For purposes of the table below, we have assumed that the selling stockholders will have sold all of the shares covered by this prospectus supplement upon completion of the applicable offering.
The selling stockholders acquired the shares of our Common Stock that we are registering for resale pursuant to this prospectus supplement from us pursuant to the terms of the Purchase Agreement and the other agreements contemplated thereby. Our issuance of the shares of our Common Stock to the selling stockholders was exempt from registration under the Securities Act. This prospectus supplement is being filed pursuant to our obligations under the terms of the Purchase Agreement.
Under the terms of the Purchase Agreement, we are obligated to file a registration statement covering the resale by the selling stockholders of the shares of our Common Stock that we issued pursuant to the Purchase Agreement. We also must use commercially reasonable efforts to cause the registration statement to become effective as soon as practicable, and to keep the registration statement continuously effective until the earlier of (i) the date on which all shares of Common Stock issued pursuant to the Purchase Agreement have been sold and any required prospectus delivery period with respect to such sale shall have expired, and (ii) the date on which all shares of Common Stock issued pursuant to the Purchase Agreement may be sold without restriction pursuant to Rule 144 of the Securities Act. The Purchase Agreement requires that we bear all expenses of registering the shares of Common Stock issued pursuant to the Purchase Agreement, with the exception of discounts, selling commissions and stock transfer taxes applicable to the selling stockholders’ sale of the Common Stock, as well as any fees and expenses of their counsel and accountants (excluding fees and expenses of one counsel to the selling stockholders not to exceed $15,000, which we have agreed to pay).
We are also party to a Lock-Up/Leak-Out Agreement with each of the selling stockholders (collectively, the “Lock-Up Agreements”). The Lock-Up Agreements provide that the selling stockholders will not sell, pledge, assign, transfer, hypothecate or otherwise dispose of (“Transfer” ) any of the shares of Common Stock until the earlier of (a) the six month anniversary of the issuance date or (b) the date that the shares of Common Stock are registered for resale pursuant to an effective registration statement (the ”Lock-Up Period”). Following the expiration of the Lock-Up Period, the Lock-Up Agreements limit the number of shares of Common Stock that the selling stockholders are permitted to Transfer in one trading day.
Unless otherwise indicated in footnotes below, none of the selling stockholders has or within the past three years has had, any position, office or other material relationship with us or any of our affiliates other than as a result of (a) the terms of the Purchase Agreement and the other agreements contemplated thereby, (b) employment by us, KTT Core FTT Inc., or any of our or their respective subsidiaries, of the selling stockholders (none of whom are or have been an executive officer of ours), and (c) the selling stockholders’ beneficial ownership of our Common Stock. To our knowledge, none of the selling stockholders are broker-dealers or affiliates of broker-dealers, nor at the time of the execution of the Purchase Agreement and the other agreements contemplated thereby, did any selling stockholders have direct or indirect agreements or understandings with any person to distribute their shares. To our knowledge, none of the selling stockholders listed below owned shares of our Common Stock prior to the execution of the

Purchase Agreement. Information about the selling stockholders may change from time to time. Any changed information will be set forth in prospectus supplements, if required by applicable law.
The selling stockholders have represented to us in writing that they acquired the securities for their own account and not with a view to resell or distribute such securities or any part thereof in violation of the Securities Act. In recognition of the fact that the selling stockholders, even though acquiring the shares for their own account, may wish to be legally permitted to sell the securities when they deem appropriate, we agreed with the selling stockholders to register the resale of the securities.
The table below presents information regarding the selling stockholders and the shares of our Common Stock that they may sell or otherwise dispose of from time to time under this prospectus supplement. The percentage of beneficial ownership is based upon 104,046,886 shares of Common Stock issued and outstanding as of February 22, 2019. Beneficial ownership is determined under Section 13(d) of the Exchange Act and generally includes voting or investment power with respect to securities and includes any securities that grant the selling stockholders the right to acquire Common Stock within 60 days of the date hereof. Information in the table below is based on information provided by or on behalf of the selling stockholders. Since the date on which the selling stockholders provided us with the information below, each selling stockholder may have sold, transferred or otherwise disposed of some or all of its shares in transactions exempt from the registration requirements of the Securities Act.

Name of Selling Stockholder	Common Stock Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus Supplement	Common Stock Owned After Offering(1)
The Shirley C. Brostmeyer Revocable Trust u/a/d August 25, 2002, as amended and restated August 13, 2014, a Florida revocable trust	796,681	796,681	0	(2)
The Shirley Brostmeyer 2018 Family Trust u/a/d December 17, 2018, a Florida irrevocable trust	86,595	86,595	0	(2)
The Joseph D. Brostmeyer Revocable Trust u/a/d August 25, 2002, as amended and restated August 13, 2014, a Florida revocable trust	762,043	762,043	0	(2)
The Joseph D. Brostmeyer 2018 Irrevocable Trust u/a/d December 17, 2018, a Florida irrevocable trust	86,595	86,595	0	(2)
Johnny Grant	46,746	46,746	0	(2)
Richard Kasabula	46,746	46,746	0	(2)

(1)	For purposes of this table, the Company assumes that all of the shares covered by this prospectus supplement will be sold by the selling stockholders.

(2)	Less than 1%.

Each time a selling stockholder sells any shares of Common Stock offered by this prospectus supplement, he, she or it is required to provide you with this prospectus supplement, the accompanying prospectus and any other prospectus supplement containing specific information about such selling stockholder and the terms of the shares of Common Stock being offered in the manner required by the Securities Act.
We are required, under certain circumstances, to update, supplement or amend this prospectus supplement to reflect material developments in our business, financial position and results of operations and may do so by an amendment to this prospectus supplement, an additional prospectus supplement or a future filing with the SEC incorporated by reference in this prospectus supplement.

Plan of distribution
We are registering the shares of our Common Stock on behalf of the selling stockholders. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling stockholders may, from time to time, sell, transfer or otherwise dispose of the shares of Common Stock or interests in the shares of Common Stock covered hereby:

•	on any stock exchange, market or trading facility on which the shares are traded or in private transactions; or

•
through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the selling stockholders or the purchasers of the Common Stock (these discounts, concessions or commissions may be in excess of those customary in the types of transactions involved).

These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, at negotiated prices, or without cash consideration.
The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	sales on any national securities exchange or quotation on which the Common Stock may be listed or quoted at the time of the sale;

•	sales in the over-the-counter market;

•	sales in transactions other than on such exchanges or services or in the over-the-counter market;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus supplement is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale or distribution; and

•	any other method permitted by applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock, from time to time, under this prospectus supplement and accompanying prospectus, or under an amendment to this prospectus supplement under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest of the selling stockholders under this prospectus supplement.
In connection with the sale of our Common Stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our Common Stock short and deliver these securities to close out their short positions, or loan or pledge the Common Stock to broker-dealers or other financial institutions that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions for the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus supplement, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus supplement (as further supplemented or amended to reflect such transaction).
The aggregate proceeds to the selling stockholders from the sale of the Common Stock offered by them will be the purchase price of the Common Stock less discounts or commissions, if any. The selling stockholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Common Stock to be made directly or through such agents. We will not receive any of the proceeds from this offering.
The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act provided that they meet the criteria and conform to the requirements of that rule.
The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the Common Stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. If a selling stockholder is an “underwriter” within the meaning of Section 2(11) of the Securities Act, he, she or it will be subject to the prospectus delivery requirements of the Securities Act.
To the extent required, the shares of our Common Stock to be sold, the name of the selling stockholders, the purchase prices and public offering prices, the names of any agents, dealers or underwriters and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus supplement.
In order to comply with the securities laws of some states, if applicable, the Common Stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Common Stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus supplement and accompanying prospectus (as either or both may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

Validity of securities
Paul Hastings LLP, San Diego, California will pass for us upon the validity of the securities being offered by this prospectus supplement.
Experts
The consolidated financial statements incorporated in this prospectus supplement by reference from the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2018, and the effectiveness of Kratos Defense & Security Solutions, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
Where you can find additional information
We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. This prospectus supplement is part of a registration statement that we have filed with the SEC relating to the securities to be offered under this prospectus supplement. This prospectus supplement does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities to be offered under this prospectus supplement, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, where you may read and copy the registration statement, as well as our reports, proxy statements and other information. The address of the SEC’s web site is www.sec.gov. We maintain a website at www.kratosdefense.com. Information contained in or accessible through our website does not constitute a part of this prospectus supplement.
Incorporation of certain documents by reference
The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus. We hereby incorporate by reference the following information or documents into this prospectus supplement:

•	our Annual Report on Form 10-K for the year ended December 30, 2018, as filed with the SEC on February 28, 2019;

•
our Current Reports on Form 8-K filed with the SEC on February 28, 2019 (other than information in current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items); and

•
the description of our Common Stock contained in our Registration Statement on Form 8-A (File No. 000-27231), filed under Section 12(g) of the Exchange Act on September 3, 1999, including any subsequent amendment or report filed for the purpose of amending such description.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus supplement or the accompanying prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We also incorporate by reference any future filings (other than information in current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, before the termination of this offering. Information in such future filings updates and supplements the information provided in this prospectus supplement. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.
Upon written or oral request, we will provide to you, without charge, a copy of any or all of the documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. Requests should be directed to: Kratos Defense & Security Solutions, Inc., Attention: Investor Relations, 10680 Treena Street, Suite 600, San Diego, California, 92131, telephone (858) 812-7300.

PROSPECTUS

Kratos Defense & Security Solutions, Inc.
Common Stock
Preferred Stock
Debt Securities
Warrants
Rights
Units
We may from time to time offer to sell any combination of the securities described in this prospectus, either individually or in units, in one or more offerings. In addition, certain selling security holders to be identified in supplements to this prospectus may offer and sell these securities from time to time.
This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference herein or therein before you invest in any securities. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.
Our common stock is listed on The NASDAQ Global Select Market under the symbol “KTOS.” The applicable prospectus supplement will contain information, where applicable, as to any other listing on The NASDAQ Global Select Market or any securities market or other exchange of the securities, if any, covered by the prospectus supplement.
Investing in our securities involves risks. See “Risk Factors” beginning on page 4.
The securities may be offered directly by us or by any selling security holder from time to time, through agents designated by us or to or through underwriters, brokers or dealers. We will provide specific information about any selling security holders in one or more supplements to this prospectus. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement or a related free writing prospectus. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement or a related free writing prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is September 5, 2017

i

ABOUT THIS PROSPECTUS
This prospectus is a part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings. In addition, selling security holders to be named in a prospectus supplement may sell certain of our securities from time to time. This prospectus provides you with a general description of the securities we may offer. Each time we or any selling security holder offers to sell securities under this shelf registration, we or the selling security holder will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statement made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”
You should rely only on the information that we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you. We have not authorized any broker, dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus, the accompanying prospectus supplement or related free writing prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.
This prospectus, the accompanying supplement to this prospectus and any related free writing prospectus, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, the accompanying supplement to this prospectus or any related free writing prospectus, if any, constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference therein is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered or the applicable securities are sold on a later date.

SUMMARY
This summary highlights selected information from this prospectus and the documents incorporated herein by reference and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, including the risks of investing in our securities discussed under “Risk Factors” beginning on page 4 of this prospectus, the information incorporated herein by reference, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part. All references in this prospectus to “we,” “us,” “our,” “Kratos,” the “Company” and similar designations refer to Kratos Defense & Security Solutions, Inc. and its consolidated subsidiaries, unless otherwise indicated or as the context otherwise requires.
Our Business
We are a mid-size government contractor at the forefront of the U.S. Department of Defense’s Third Offset Strategy. We are a leading technology, intellectual property, and proprietary product and solutions company focused on the U.S. and its allies’ national security. A key element of our business plan is to make Company-funded investments related to key platforms, products and systems, so that we own the related intellectual property. We are a demonstrated leader in rapidly designing, developing, demonstrating and fielding leading technology products and systems at an affordable cost. We are an industry leader in high performance, jet powered, unmanned aerial drone target systems used to test weapon systems and to train the warfighter, and a provider of high performance unmanned combat aerial systems for force multiplication and amplification. We are also an industry leader in satellite communications, microwave electronics, cyber security/warfare, missile defense, and combat and training systems. We have primarily an engineering and technically oriented work force of approximately 2,800 employees with a significant number holding national security clearances. Substantially all of our work is performed at customer locations, in a secure facility, or at a critical infrastructure location. Our primary end customers are national security-related agencies and homeland security-related agencies. We believe that our technology, intellectual property, proprietary products and designed-in positions on our customers’ platforms and systems gives us a competitive advantage and creates a high barrier to entry into our markets. Our entire organization is focused on executing our strategy of becoming the leading technology and intellectual property based company in our industry.
Corporate Information
We were initially incorporated in the state of New York in 1994, commenced operations in 1995 and were reincorporated in Delaware in 1998. On September 12, 2007, we changed our name from Wireless Facilities, Inc. to Kratos Defense & Security Solutions, Inc. Our executive offices are located at 10680 Treena Street, Suite 600, San Diego, California 92131, and our telephone number is (858) 812-7300. We maintain an Internet website at www.kratosdefense.com. Information contained in or accessible through our website does not constitute part of this prospectus.
Securities We May Offer
We may offer shares of our common stock and preferred stock, various series of debt securities and warrants or rights to purchase any of such securities, either individually or in units, from time to time under this prospectus, together with any applicable prospectus supplement and related free writing prospectus, at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity, if applicable;

•	original issue discount, if any;

•	rates and times of payment of interest or dividends, if any;

•	redemption, conversion, exchange or sinking fund terms, if any;

•
conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

•	ranking;

•	restrictive covenants, if any;

•	voting or other rights, if any; and

•	important U.S. federal income tax considerations.
A prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.
The securities may be offered directly by us or by any selling security holder from time to time, through agents designated by us or to or through underwriters, brokers or dealers. We will provide specific information about any selling security holders in one or more supplements to this prospectus. We, and our underwriters or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement:

•	the names of those underwriters or agents;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding options to purchase additional securities, if any; and

•	the net proceeds to us.

RISK FACTORS
Investment in our securities involves risks. Prior to making a decision about investing in our securities, you should consider carefully all of the information included and incorporated by reference or deemed to be incorporated by reference in this prospectus or the applicable prospectus supplement, including the risk factors incorporated by reference herein from our Annual Report on Form 10-K for the year ended December 25, 2016, filed with the SEC on February 27, 2017, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein or in the applicable prospectus supplement or any free writing prospectus. Each of these risk factors could have a material adverse effect on our business, results of operations, financial position or cash flows, which may result in the loss of all or part of your investment. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also impair our business operations. If any of these risks actually occur, our business and financial results could be harmed. In that case, the trading price of our common stock or other securities could decline. To the extent a particular offering implicates additional known material risks, we will include a discussion of those risks in the applicable prospectus supplement.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION
This prospectus and the documents incorporated herein by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Discussions containing these forward- looking statements may be found, among other places, in the Sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q, as well as any amendments thereto, filed with the SEC.
All statements, other than statements of historical fact, included or incorporated herein regarding our strategy, future operations, financial position, future revenues, projected costs, plans, prospects and objectives are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” the negative of such terms or other comparable terminology. Important risks and uncertainties that could cause our actual results or achievements to differ materially from the results or achievements reflected in our forward-looking statements include, but are not limited to: changes or cutbacks in spending or the appropriation of funding by the federal government, including the U.S. Department of Defense, which could cause delays, cancellations or reductions of key government contracts; bid protests; changes in the scope or timing of our projects; the timing, rescheduling or cancellation of significant customer contracts and agreements, or consolidation by or the loss of key customers; risks of adverse regulatory action or litigation; risks associated with debt leverage and the refinancing of outstanding debt; failure to successfully achieve our integration, cost reduction or divestiture strategies; risks related to security breaches, cybersecurity attacks or other significant disruptions of our information systems; and competition in the marketplace, which could reduce revenues and profit margins, as well as the additional risks and uncertainties included or incorporated herein.
Such statements are based on currently available operating, financial and competitive information and are subject to various risks, uncertainties and assumptions that could cause actual results to differ materially from those anticipated or implied in our forward-looking statements due to a number of factors including, but not limited to, those set forth below under the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q, as well as any amendments thereto filed with the SEC. Given these risks, uncertainties and other factors, many of which are beyond our control, you should not place undue reliance on these forward-looking statements.
Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to revise any forward-looking statements to reflect events or developments occurring after the date of this prospectus, even if new information becomes available in the future.

STATEMENT OF COMPUTATION OF RATIOS
The following summary is qualified by the more detailed information appearing in the computation table found in Exhibit 12.1 to the registration statement of which this prospectus is a part and the historical financial statements, including the notes to those financial statements, incorporated by reference in this prospectus.
The following table sets forth our ratio of earnings to fixed charges and the dollar amount of the coverage deficiency, if any, for the six month period ended June 25, 2017 and the five fiscal years in the period ended December 25, 2016. As of the date of this prospectus we have, and during all the periods presented we have had, no preferred stock outstanding; accordingly, we were not required to pay, and we have not declared or paid, any preferred stock dividends for the periods set forth below. Accordingly, our ratio of earnings to combined fixed charges and preferred stock dividends did not differ from the ratios presented below during any of these periods.

		(In millions, except ratio)
						Six
						Month
						Period
			Fiscal Year Ended			Ended
	December 30, 2012	December 29, 2013	December 28, 2014	December 27, 2015	December 25, 2016	June 25, 2017
Ratio of Earnings to Fixed Charges	_*	0.5	_*	_*	_*	_*
Deficiency of Earnings Available to Cover Fixed Charges	$(117.60)	$(28.40)	$(71.80)	$(44.60)	$(52.30)	$(37.30)

* No amount is presented because adjusted earnings were negative in these periods.

USE OF PROCEEDS
Except as described in any applicable prospectus supplement and in any free writing prospectuses in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered hereby for general corporate purposes, including, among other things, working capital requirements and potential repayment of indebtedness that may be outstanding at the time of any offering under this prospectus. We may also use a portion of the net proceeds to acquire or invest in businesses, services and technologies that are complementary to our own. Pending these uses, we intend to invest the net proceeds in investment-grade, interest-bearing securities. We will not receive any of the proceeds from sales of securities by selling security holders.

DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock, together with any additional information we include in any applicable prospectus supplements or any free writing prospectuses that we may authorize to be delivered to you, summarizes the material terms and provisions of our capital stock that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future capital stock that we may offer, we will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement or free writing prospectus. For the complete terms of our capital stock, please refer to our amended and restated certificate of incorporation, as amended, and our second amended and restated bylaws, as amended, that are incorporated by reference into the registration statement of which this prospectus is a part or may be incorporated by reference in this prospectus or any prospectus supplement. The terms of these securities may also be affected by the Delaware General Corporation Law, or the DGCL. The summary below and that contained in any prospectus supplement or free writing prospectus are qualified in their entirety by reference to our amended and restated certificate of incorporation, as amended, and our second amended and restated bylaws, as amended.
Common Stock
We are authorized to issue 195,000,000 shares of common stock, of which 86,634,053 shares were issued and outstanding as of June 25, 2017. The holders of common stock possess exclusive voting rights in us, except to the extent our board of directors specifies voting power with respect to any other class of securities issued in the future. Each holder of our common stock is entitled to one vote for each share held of record on each matter submitted to a vote of stockholders, including the election of directors. Stockholders do not have any right to cumulate votes in the election of directors.
Subject to preferences that may be granted to the holders of preferred stock, each holder of our common stock is entitled to share ratably in distributions to stockholders and to receive ratably such dividends as may be declared by our board of directors out of funds legally available therefor. In the event of our liquidation, dissolution or winding up, the holders of our common stock will be entitled to receive, after payment of all of our debts and liabilities and of all sums to which holders of any preferred stock may be entitled, the distribution of any of our remaining assets. Holders of our common stock have no conversion, exchange, sinking fund, redemption or appraisal rights (other than such as may be determined by our board of directors in its sole discretion) and have no preemptive rights to subscribe for any of our securities.
All of the outstanding shares of our common stock are, and the shares of common stock issued upon the conversion of any securities convertible into our common stock will be, fully paid and non-assessable. The shares of common stock offered by this prospectus or upon the conversion of any preferred stock or debt securities or exercise of any warrants offered pursuant to this prospectus, when issued and paid for, will also be, fully paid and non-assessable.
Our common stock is listed on The NASDAQ Global Select Market under the symbol “KTOS.”
Preferred Stock
We are authorized to issue 5,000,000 shares of preferred stock, none of which were issued and outstanding as of June 25, 2017. Our board is authorized to classify or reclassify any unissued portion of our authorized shares of preferred stock to provide for the issuance of shares of other classes or series, including preferred stock in one or more series. We may issue preferred stock from time to time in one or more classes or series, with the exact terms of each class or series established by our board. Without seeking stockholder approval, our board may issue preferred stock with voting and other rights that could adversely affect the voting power of the holders of our common stock. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of the common stock.

The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to each series. A prospectus supplement relating to each series will specify the terms of the preferred stock, including, but not limited to:

•	the distinctive designation and the maximum number of shares in the series;

•	the terms on which dividends, if any, will be paid;

•	the voting rights, if any, on the shares of the series;

•	the terms and conditions, if any, on which the shares of the series shall be convertible into, or exchangeable for, shares of any other class or classes of capital stock;

•	the terms on which the shares may be redeemed, if at all;

•	the liquidation preference, if any; and

•	any or all other preferences, rights, restrictions, including restrictions on transferability, and qualifications of shares of the series.
The issuance of preferred stock may delay, deter or prevent a change in control.
We will describe the specific terms of a particular series of preferred stock in the prospectus supplement relating to that series. The description of preferred stock above and the description of the terms of a particular series of preferred stock in the prospectus supplement are not complete. You should refer to the applicable certificate of designation for complete information. The prospectus supplement will contain a description of U.S. federal income tax consequences relating to the preferred stock.
Possible Anti-Takeover Effects of Delaware Law and our Charter Documents
Provisions of the DGCL and our amended and restated certificate of incorporation, as amended, and our second amended and restated bylaws, as amended, could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and takeover bids that our board of directors may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.
Delaware Anti-Takeover Statute
We are subject to Section 203 of the DGCL, an anti-takeover statute. In general, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time the person became an interested stockholder, unless the business combination or the acquisition of shares that resulted in a stockholder becoming an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status did own) 15% or more of a corporation’s voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by our stockholders.
Election and Removal of Directors
Our board of directors is elected annually by all holders of our capital stock. To be eligible for election or appointment to the board of directors, an individual must meet certain director qualification requirements set forth in our second amended and restated bylaws, as amended. At a special meeting of stockholders, directors may be removed without cause by the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote on such removal.
Amendment
The affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then-outstanding shares of our voting stock, voting together as a single class, is required to, among other things, alter, amend or repeal certain provisions of our amended and restated certificate of incorporation, as amended, including those related to the election and removal of the board of directors, amendment of our second amended and restated bylaws, as amended, and amended and restated certificate of incorporation, as amended, restrictions against stockholder actions by written consent and the indemnification of officers and directors.
Our second amended and restated bylaws, as amended, may only be amended (or new bylaws adopted) by the board of directors or the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then-outstanding shares of our voting stock.
Size of Board and Vacancies
Pursuant to our amended and restated certificate of incorporation, as amended, and our second amended and restated bylaws, as amended, our board of directors has the exclusive right to fix the size of the board and to fill any vacancies resulting from death, resignation, disqualification or removal as well as any newly created directorships arising from an increase in the size of the board.
Special Stockholder Meetings
Our second amended and restated bylaws, as amended, provide that only a majority of the total number of directors then in office may call a special meeting of the stockholders, and any business conducted at any special meeting must have been properly brought before the meeting. To be properly brought before a meeting, business must be specified in the notice of meeting (or any supplement thereto) given by or at the direction of our board of directors, otherwise properly brought before the meeting by or at the direction of our board of directors, or otherwise properly brought before the meeting by a stockholder, but, in the case of a special meeting, if and only if the notice of the meeting provides for business to be brought before the meeting by a stockholder.
Stockholder Action by Unanimous Written Consent
Our amended and restated certificate of incorporation, as amended, expressly eliminates the right of our stockholders to act by written consent. Stockholder action must take place at the annual or a special meeting of our stockholders.
Requirements for Advance Notification of Stockholder Nominations and Proposals
Our second amended and restated bylaws, as amended, establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors other than nominations made by or at the direction of our board of directors or a committee of our board of directors.

No Cumulative Voting
The DGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless our certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation, as amended, does not provide for cumulative voting.
Undesignated Preferred Stock
The authority that will be possessed by our board of directors to issue preferred stock could potentially be used to discourage attempts by third parties to obtain control of our company through a merger, tender offer, proxy contest or otherwise by making such attempts more difficult or more costly. Our board of directors may issue preferred stock with voting rights or conversion rights that, if exercised, could adversely affect the voting power of the holders of our common stock.
Authorized but Unissued Shares
Our authorized but unissued shares of common stock and preferred stock will be available for future issuance without stockholder approval. We may use additional shares for a variety of purposes, including future public offerings to raise additional capital, to fund acquisitions and as employee compensation. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Wells Fargo Bank, N.A., Shareowner Services. Its address is 161 North Concord Exchange Street, South Saint Paul, MN, 55075 and its telephone number is (800) 468-9716. The transfer agent for any series of preferred stock that we may offer under this prospectus will be named and described in the prospectus supplement for that series.

DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information we include in any applicable prospectus supplements or free writing prospectuses, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement or free writing prospectus. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below. Unless the context requires otherwise, whenever we refer to the “indentures,” we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.
We will issue any senior debt securities under the senior indenture that we will enter into with the trustee named in the senior indenture. We will issue any subordinated debt securities under the subordinated indenture and any supplemental indentures that we will enter into with the trustee named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.
The indentures will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We use the term “trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.
The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture and any supplemental indentures applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indentures that contains the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.
General
The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in an officers’ certificate or by a supplemental indenture. Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the title;

•	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities in global form, and, if so, the terms and who the depositary will be;

•	the maturity date;

•
whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a U.S. person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•
the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•
the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•
provisions for a sinking fund purchase or other analogous fund, if any, including the date, if any, on which, and the price at which we are obligated, pursuant thereto or otherwise, to redeem, or at the holder’s option, to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	whether the indenture will restrict our ability or the ability of our subsidiaries to:

•	incur additional indebtedness;

•	issue additional securities;

•	create liens;

•	pay dividends or make distributions in respect of our capital stock or the capital stock of our subsidiaries;

•	redeem capital stock;

•	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

•	make investments or other restricted payments;

•	sell, transfer or otherwise dispose of assets;

•	enter into sale-leaseback transactions;

•	engage in transactions with stockholders or affiliates;

•	issue or sell stock of our subsidiaries; or

•	effect a consolidation or merger;

•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

•	information describing any book-entry features;

•	the applicability of the provisions in the indenture on discharge;

•
whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and

•
any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations.

U.S. federal income tax consequences applicable to debt securities sold at an original issue discount will be described in the applicable prospectus supplement. In addition, U.S. federal income tax or other consequences applicable to any debt securities which are denominated in a currency or currency unit other than U.S. dollars may be described in the applicable prospectus supplement.
Conversion or Exchange Rights
We will set forth in the applicable prospectus supplement the terms under which a series of debt securities may be convertible into or exchangeable for our common stock, our preferred stock or other securities (including securities of a third party). We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock, our preferred stock or other securities (including securities of a third party) that the holders of the series of debt securities receive would be subject to adjustment.
Consolidation, Merger or Sale
Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indentures will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquiror of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for our other securities or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.
Events of Default under the Indenture
Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended;

•	if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable and the time for payment has not been extended;

•	if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the trustee or we and the trustee receive notice from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.
We will describe in each applicable prospectus supplement any additional events of default relating to the relevant series of debt securities. If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default arises due to the occurrence of certain specified bankruptcy, insolvency or reorganization events, the unpaid principal, premium, if any, and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.
The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any such waiver shall cure the default or event of default.
Subject to the terms of the applicable indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity or security satisfactory to it against any loss, liability or expense. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•
subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

The indentures provide that if an event of default has occurred and is continuing, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture, or that the trustee determines is unduly prejudicial to the rights of any other holder of the relevant series of debt securities, or that would involve the trustee in personal liability. Prior to taking any action under the indentures, the trustee will be entitled to indemnification against all costs, expenses and liabilities that would be incurred by taking or not taking such action.
A holder of the debt securities of any series will have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies only if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•
the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request and such holders have offered reasonable indemnity to the trustee or security satisfactory to it against any loss, liability or expense to be incurred in compliance with instituting the proceeding as trustee; and

•
the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.
We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.
The indentures provide that if a default occurs and is continuing and is actually known to a responsible officer of the trustee, the trustee must mail to each holder notice of the default within 45 days after it occurs, unless such default has been cured. Except in the case of a default in the payment of principal or premium of, or interest on, any debt security or certain other defaults specified in an indenture, the trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors, or responsible officers of the trustee, in good faith determine that withholding notice is in the best interests of holders of the relevant series of debt securities.
Modification of Indenture; Waiver
Subject to the terms of the indenture for any series of debt securities that we may issue, we and the trustee may change an indenture without the consent of any holders with respect to the following specific matters:

•	to fix any ambiguity, defect or inconsistency in the indenture;

•	to comply with the provisions described above under “—Consolidation, Merger or Sale”;

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act;

•
to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of debt securities, as set forth in such indenture;

•
to provide for the issuance of, and establish the form and terms and conditions of, the debt securities of any series as provided under “—General,” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities and to make all appropriate changes for such purpose;

•
to add such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred to us in the indenture; or

•
to change anything that does not materially adversely affect the interests of any holder of debt securities of any series in any material respect; provided that any amendment made solely to conform the provisions of the indenture to the corresponding description of the debt securities contained in the applicable prospectus or prospectus supplement shall be deemed not to adversely affect the interests of the holders of such debt securities; provided further, that in connection with any such amendment we will provide the trustee with an officers’ certificate certifying that such amendment will not adversely affect the rights or interests of the holders of such debt securities.
In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities;

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver;

•	changing any of our obligations to pay additional amounts;

•	reducing the amount of principal of an original issue discount security or any other note payable upon acceleration of the maturity thereof;

•	changing the currency in which any note or any premium or interest is payable;

•	impairing the right to enforce any payment on or with respect to any note;

•	adversely changing the right to convert or exchange, including decreasing the conversion rate or increasing the conversion price of, such note, if applicable;

•	in the case of the subordinated indenture, modifying the subordination provisions in a manner adverse to the holders of the subordinated debt securities;

•	if the debt securities are secured, changing the terms and conditions pursuant to which the debt securities are secured in a manner adverse to the holders of the secured debt securities;

•	reducing the requirements contained in the applicable indenture for quorum or voting;

•	changing any of our obligations to maintain an office or agency in the places and for the purposes required by the indentures; or

•	modifying any of the above provisions set forth in this paragraph.
Discharge
Each indenture provides that, subject to the terms of the indenture and any limitation otherwise provided in the prospectus supplement applicable to a particular series of debt securities, we may elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the trustee;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.
In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, and any premium and interest on, the debt securities of the series on the dates payments are due.
Form, Exchange and Transfer
We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series. See “Legal Ownership of Securities” below for a further description of the terms relating to any book-entry securities.
At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.
Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.
We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.
If we elect to redeem the debt securities of any series, we will not be required to:

•
issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.
Information Concerning the Trustee
The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture and is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur. However, upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs.

Payment and Paying Agents
Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest payment.
We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.
All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.
Governing Law
The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.
Ranking Debt Securities
The subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.
The senior debt securities will be unsecured and will rank equally in right of payment to all our other senior unsecured debt. The senior indenture does not limit the amount of senior debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS
The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock, preferred stock or debt securities and may be issued in one or more series. Warrants may be offered independently or together with common stock, preferred stock or debt securities offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.
We will issue the warrants under a warrant agreement that we will enter into with a warrant agent to be selected by us. The warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement and any applicable free writing prospectus related to the particular series of warrants that we sell under this prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.
General
We will describe in the applicable prospectus supplement the terms relating to a series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•
in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•
in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreements and warrants may be modified;

•	United States federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.
Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•
in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•
in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants
Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.
Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.
Enforceability of Rights by Holders of Warrants
Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF RIGHTS
General
We may issue rights to purchase common stock or preferred stock. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each right. The accompanying prospectus supplement may add, update or change the terms and conditions of the rights as described in this prospectus.
We will describe in the applicable prospectus supplement the terms and conditions of the issue of rights being offered, the rights agreement relating to the rights and the rights certificates representing the rights, including, as applicable:

•	the title of the rights;

•	the date of determining the stockholders entitled to the rights distribution;

•	the title, aggregate number of shares of common stock or preferred stock purchasable upon exercise of the rights;

•	the exercise price;

•	the currencies in which the rights are being offered;

•	the aggregate number of rights issued;

•	the date, if any, on and after which the rights will be separately transferable;

•	the date on which the right to exercise the rights will commence and the date on which the right will expire; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.
Exercise of Rights
Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock or preferred stock at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will be void.
Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock or preferred stock purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters, brokers or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS
The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.
We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we sell under this prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.
General
We may issue units comprised of one or more debt securities, shares of common stock, shares of preferred stock and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.
We will describe in the applicable prospectus supplement the terms of the series of units, including:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.
The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock, debt security or warrant included in each unit, respectively.
Issuance in Series
We may issue units in such amounts and in numerous distinct series as we determine.
Enforceability of Rights by Holders of Units
Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

We, the unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary. See “Legal Ownership of Securities.”

LEGAL OWNERSHIP OF SECURITIES
We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary, warrant agent or other agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.
Book-Entry Holders
We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.
Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.
As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.
Street Name Holders
We may terminate a global security or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he, she or it maintains at that institution.
For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not legal holders, of those securities.
Legal Holders
Our obligations, as well as the obligations of any applicable trustee, agent or third party employed by us or a trustee or any agents, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.
For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the legal holders, and not the indirect holders, of the securities. Whether and how the legal holders contact the indirect holders is up to the legal holders.
When we refer to “you” in this prospectus, we mean those who invest in the securities being offered by this prospectus, whether they are the holders or only indirect holders of those securities. When we refer to “your securities” in this prospectus, we mean the securities in which you will hold a direct or indirect interest.
Special Considerations for Indirect Holders
If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a legal holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.
Global Securities
A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.
Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.
A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “—Special Situations When A Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.
If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.
Special Considerations For Global Securities
As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers.

We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.
If securities are issued only as global securities, an investor should be aware of the following:

•
an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•
an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•
an investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•
the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way;

•
the depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•
financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When A Global Security Will Be Terminated
In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders. We have described the rights of holders and street name investors above.
A global security will terminate when the following special situations occur:

•
if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. If a global security is terminated, only the depositary, and not we, the trustee, the agent or other third party, as applicable, is responsible for deciding the names of the institutions in whose names the securities represented by the global security will be registered and, therefore, who will be the holders of those securities.

SELLING SECURITY HOLDERS
If the registration statement of which this prospectus forms a part is used by selling security holders for the resale of any securities registered thereunder pursuant to a registration rights agreement to be entered into by us with such selling security holders or otherwise, information about such selling security holders, their beneficial ownership of our securities and their relationship with us will be set forth in a prospectus supplement, any free writing prospectus or in filings we make with the SEC under the Exchange Act that are incorporated by reference into the registration statement.

PLAN OF DISTRIBUTION
We, or the applicable selling security holders, may sell the securities being offered hereby in one or more of the following ways from time to time:

•	through agents to the public or to investors;

•	to underwriters, brokers or dealers for resale to the public or to investors;

•	in “at the market offerings” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	directly to investors;

•	through a combination of any of these methods of sale; or

•	through any other methods described in a prospectus supplement.
We will set forth in a prospectus supplement the terms of that particular offering of securities, including:

•	the name or names of any agents or underwriters, brokers or dealers and the amount of shares underwritten or purchased by each of them;

•	the purchase price of the securities being offered and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to brokers or dealers; and

•	any securities exchanges or markets on which such securities may be listed.
We may designate agents who agree to use their reasonable efforts to solicit purchases of our securities for the period of their appointment or to sell our securities on a continuing basis.
If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price, at varying prices determined at the time of sale, at prices related to prevailing market prices or at negotiated prices. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all the securities of the series offered if they purchase any of the securities of that series. We may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or reallow or pay to brokers or dealers. We may use underwriters with whom we have a material relationship. We will describe the nature of any such relationship in any prospectus supplement naming any such underwriter. Only underwriters we name in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.
We may also sell securities directly to one or more purchasers without using underwriters or agents. Underwriters, brokers, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, brokers, dealers or agents and will describe their compensation. We may have agreements with the underwriters, brokers, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which they may be required to make in respect thereof. Underwriters, brokers, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses.
We and/or the selling security holders, if applicable, may authorize underwriters, brokers, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.
Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock and warrants, which are listed on The NASDAQ Global Select Market. We may elect to list any other class or series of securities on any exchange or market, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.
Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of these activities at any time.
Any underwriters who are qualified market makers on The NASDAQ Global Select Market may engage in passive market making transactions in the securities on The NASDAQ Global Select Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

LEGAL MATTERS
Paul Hastings LLP, San Diego, California will pass for us upon the validity of the securities being offered by this prospectus. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the related prospectus supplement.
EXPERTS
The consolidated financial statements, incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of Kratos Defense and Security Solutions, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities we are offering under this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You may read and copy the registration statement, as well as our reports, proxy statements and other information, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, where our SEC filings are also available. The address of the SEC’s website is www.sec.gov. We maintain a website at www.kratosdefense.com. Information contained in or accessible through our website does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this registration statement and prospectus the following documents, and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus but prior to the termination of the offering of the securities covered by this prospectus (other than current reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K):

•	our annual report on Form 10-K for the year ended December 25, 2016 as filed with the SEC on February 27, 2017;

•
our quarterly report on Form 10-Q for the fiscal quarter ended March 26, 2017, filed with the SEC on May 4, 2017, and our quarterly report on Form 10-Q for the fiscal quarter ended June 25, 2017, filed with the SEC on July 27, 2017;

•	our current reports on Form 8-K filed with the SEC on January 17, 2017, March 2, 2017, March 7, 2017 and June 6, 2017;

•
the portions of our definitive proxy statement on Schedule 14A filed with the SEC on April 14, 2017 that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 25, 2016; and

•
the description of our common stock contained in our Registration Statement on Form 8-A (File No. 000-27231), filed under Section 12(g) of the Exchange Act on September 3, 1999, including any subsequent amendment or report filed for the purpose of amending such description.

We will provide each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into this prospectus but not delivered with this prospectus upon written or oral request at no cost to the requester. Requests should be directed to: Kratos Defense & Security Solutions, Inc., Attention: Investor Relations, 4820 Eastgate Mall, San Diego, California, 92121, telephone (858) 812¬7300.
This prospectus, any accompanying prospectus supplement or information incorporated by reference herein or therein, contains summaries of certain agreements that we have filed as exhibits to various SEC filings, as well as certain agreements that we will enter into in connection with the offering of securities covered by any particular accompanying prospectus supplement. The descriptions of these agreements contained in this prospectus, any accompanying prospectus supplement or information incorporated by reference herein or therein do not purport to be complete and are subject to, or qualified in their entirety by reference to, the definitive agreements. Copies of the definitive agreements will be made available without charge to you by making a written or oral request to us.
Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in any accompanying prospectus supplement, modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified and superseded, to constitute a part of this prospectus.

1,825,406 Shares

Common Stock

Prospectus supplement

March 11, 2019